Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 5, 2006, in this Registration Statement (Form S-3) and related Prospectus of ConocoPhillips, ConocoPhillips Company and ConocoPhillips Australia Funding Company dated April 5, 2006.
/s/ Ernst & Young LLP
Houston, Texas
April 5, 2006